                                                                   Exhibit 10.11

                        AMENDMENT TO MANAGEMENT AGREEMENT


         THIS AMENDMENT TO MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of November, 1997 (the "Effective Date") between Coventry Industries Corp., formerly known as Workforce Systems Corp., a Florida corporation whose principal place of business is 7777 Glades Road, Suite 211, Boca Raton, Florida 33434 (the "Company"), and Robert Hausman, an individual whose address is 3785 NW 65th Lane, Boca Raton, Florida 33496 (the "Manager").

                                    RECITALS

         WHEREAS, the Company and Hausman are parties to that certain Management Agreement dated as of July 1, 1997, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the "Management Agreement").

         WHEREAS, the parties wish to amend certain specific terms of the Management Agreement as herein after set forth.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Manager do hereby agree as follows:

         1. Paragraph 3. Compensation and Benefits. is hereby deleted in its entirety and substituted as follows:

                  3. Compensation and Benefits.

                  a. As his sole compensation payable by the Company under this Agreement, the Manager shall be entitled to receive the following:

                            (1) an annual management fee of one hundred thousand ($100,000.00) dollars for the months of July, August, September and October 1997, and thereafter until the first anniversary of the date of the Management Agreement an annual management fee of one hundred twenty thousand ($120,000) dollars, payable in twelve equal monthly installments, with an annual incremental increases of the greater of
         (i) the percentage increase in the Consumer Price Index, all items, as published by the United States Department of Labor, since the date of this Agreement (in the case of the first annual increase) or since the most recent anniversary of the date of this Agreement (in the case of all subsequent annual increases), or (ii) six percent (6%) of the previous year's base management fee.

                            (2) an annual cash bonus equal to 3% of the Company's Net Pre-Tax Income (as that term is hereinafter defined), payable within 10 business days of the filing with the Securities and Exchange Commission of the Company's annual report on Form 10-KSB. For the purposes of this Agreement, "Net Pre-Tax Income" shall mean the gross revenues of the Company, less the costs of the revenues earned, less selling, general and administrative expenses, as reflected on the financial statements of the Company for the fiscal years ending June 30, which such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis;

                            (3) options to purchase 100,000 shares of common stock of the Company at an exercise price of $5.00 per share, which such options shall immediately vest and be exercisable at any time and from time to time during the Term of this Agreement; provided, however, that any options which shall not have been exercised by the Manager prior to the expiration of the Term of this Agreement pursuant to the provisions of Section 5 hereof shall immediately expire; and

                            (4) options to purchase 100,000 shares of common stock of the Company at an exercise price of $4.00 per share, which such options shall vest on November 1, 1997 and become immediately exercisable thereafter at any time and from time to time during the Term of this Agreement; provided, however, that any options which shall not have been exercised by the Manager prior to the expiration of the Term of this Agreement pursuant to the provisions of Section 5 hereof shall immediately expire; and


                            (5) such other compensation, including, without limitation, bonus compensation, as may be determined by a majority of the Company's Board of Directors, in their sole discretion.

                  b. The Manager shall be reimbursed for all reasonable expenses incurred in the rendering of the services hereunder.

                  c. The Manager is currently the record and beneficial owner of an aggregate of 100,000 shares of the Company's common stock which represents 3.5% of the currently issued and outstanding common stock of the Company. For the period commencing upon the Effective Date and ending on June 30, 1998, in the event the Company issues any additional shares of common stock, the Manager shall be issued such additional number of shares of the Company's common stock (the "Anti-Dilutive Stock") from time to time as shall be necessary so as to maintain such 3.5% ownership interests; provided, however, that in the event this Agreement shall be terminated prior to the expiration of the Term; Manager shall concurrent with such termination return the Anti-Dilutive Stock to the Company.

         2. The remaining terms and conditions of the Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written in Boca Raton, Florida.



WITNESS:                                  THE COMPANY:

                                          COVENTRY INDUSTRIES CORP.



                                          By:
----------------------------              -------------------------------------
                                          John Murray, Secretary

                                          THE MANAGER

----------------------------              -------------------------------------
                                          Robert Hausman


                                       9